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                             RYDER TRUCK RENTAL LT,
                              as Origination Trust,

                             RYDER TRUCK RENTAL I LP

                                       and

                            RYDER TRUCK RENTAL II LP,
                              as UTI Beneficiaries,

                            RYDER TRUCK RENTAL, INC.,
                            as Administrative Agent,

                                       and

                            RYDER TRUCK RENTAL, INC.,
                             as Maintenance Provider



                 ----------------------------------------------

                                     2001-A
                            ADMINISTRATION SUPPLEMENT
                          Dated as of February 1, 2001

                 ----------------------------------------------




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

                                TABLE OF CONTENTS

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                                                     ARTICLE TEN
                                                     DEFINITIONS

Section 10.01.      Definitions..............................................................................     1
Section 10.02.      Interpretative Provisions................................................................     6


                                                   ARTICLE ELEVEN
                                 SERVICING OF THE 2001-A LEASES AND 2001-A VEHICLES

Section 11.01.      Identification of 2001-A Vehicles and 2001-A Leases; Securitization Value................     6
Section 11.02.      Extensions; Administrative Modifications and Fixed Charge; Term..........................     7
Section 11.03.      Reallocation and Repurchase of 2001-A Leases and 2001-A Vehicles.........................     7
Section 11.04.      Collections and Payment Date Advance Reimbursement.......................................     9
Section 11.05.      Net Deposits.............................................................................    11
Section 11.06.      Servicing Compensation...................................................................    12
Section 11.07.      Advances.................................................................................    12
Section 11.08.      Third Party Claims.......................................................................    13
Section 11.09.      Contingent and Excess Liability Insurance Policies.......................................    13
Section 11.10.      Reporting by the Administrative Agent; Delivery of Certain Documentation.................    13
Section 11.11.      Accountants' Reports.....................................................................    13
Section 11.12.      Annual Officer's Certificate.............................................................    14
Section 11.13.      Administrative Agent Defaults; Termination of Administrative Agent.......................    14
Section 11.14.      Administrative Agent Representations and Warranties......................................    15


                                                   ARTICLE TWELVE
                                           MAINTENANCE OF 2001-A VEHICLES

Section 12.01.      Maintenance Provider Default; Termination of Maintenance Provider........................    16


                                                  ARTICLE THIRTEEN
                                                    MISCELLANEOUS


Section 13.01.      Termination of Supplement................................................................    16
Section 13.02.      Governing Law............................................................................    17
Section 13.03.      Amendment................................................................................    17
Section 13.04.      Relationship of this Administration Supplement to Other Trust Documents. ................    17
Section 13.05.      Binding Effect...........................................................................    17


Section 13.06.      Table of Contents and Headings...........................................................    17
Section 13.07.      Counterparts.............................................................................    17
Section 13.08.      Further Assurances.......................................................................    18
Section 13.09.      Third-Party Beneficiaries................................................................    18
Section 13.10.      No Waiver; Cumulative Remedies...........................................................    18
Section 13.11.      No Petition. ............................................................................    18

                                                      EXHIBITS

Exhibit A - Schedule of Contracts............................................................................  A-1

                        2001-A ADMINISTRATION SUPPLEMENT

         This 2001-A Administration Supplement, dated as of February 1, 2001, is among Ryder Truck Rental LT, a Delaware business trust (the "Trust"), Ryder Truck Rental I LP and Ryder Truck Rental II LP, each a Delaware limited partnership, as grantors and initial beneficiaries of the Trust (in such capacities, the "Grantors" and the "UTI Beneficiaries," respectively), Ryder Truck Rental, Inc., a Florida corporation ("Ryder"), as administrative agent (in such capacity, the "Administrative Agent"), and Ryder, as maintenance provider (in such capacity, the "Maintenance Provider").

                                    RECITALS

         WHEREAS, the Grantors and UTI Beneficiaries, the Administrative Agent, RTRT, Inc., as trustee (the "Trustee") of the Trust, Delaware Trust Capital Management, Inc., as Delaware trustee, and U.S. Bank National Association, as trust agent, have entered into that certain second amended and restated trust agreement, dated as of February 1, 1998 (the "Origination Trust Agreement"), pursuant to which the purposes of the Trust are, among other things, to take assignments and conveyances of, and hold in trust and deal, in various Trust Assets (as such term is defined in the Origination Trust Agreement);

         WHEREAS, the parties hereto have entered into that certain administration agreement, dated as of February 1, 1998 (the "Basic Administration Agreement" and, as supplemented hereby, the "Administration Agreement"), which provides for certain administration and servicing obligations with respect to the Trust Assets; and

         WHEREAS, the parties acknowledge that, in connection with the execution of the 2001-A Origination Trust Supplement to the Origination Trust Agreement, dated as of February 1, 2001 (the "2001-A SUBI Supplement", and together with the Origination Trust Agreement, the "SUBI Trust Agreement"), pursuant to which two special units of beneficial interest in the Trust (respectively, the "2001-A Vehicle SUBI" and the "2001-A Lease SUBI", and collectively the "2001-A SUBIs") will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Administration Agreement providing for specific administration and servicing obligations in connection with the Trust Assets allocable to the 2001-A SUBIs.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE TEN

                                   DEFINITIONS

         Section 10.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Basic Administration Agreement or in the SUBI Trust Agreement, as the case may be. Whenever used in this Administration Supplement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Administration Agreement" has the meaning set forth in the Recitals.

         "Administration Fee" means, with respect to the 2001-A SUBI Assets, the fee payable on each Payment Date equal to, for each related Monthly Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 2001-A Leases as of the first day of such Monthly Period, calculated and paid based on a 360-day year consisting of twelve 30-day months.

         "Administration Supplement" means this 2001-A Administration Supplement to the Basic Administration Agreement, as amended or supplemented from time to time.

         "Administrative Agent Letter of Credit" means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Administrative Agent satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the 2001-A SUBI Collection Account on a monthly basis.

         "Advance" means a Sales Proceeds Advance or a Financial Component Advance, as the context may require.

         "Available Funds" has the meaning set forth in the Indenture.

         "Basic Administration Agreement" has the meaning set forth in the Recitals.

         "Casualty Proceeds" means the sum of Insurance Casualty Proceeds and Salvage Casualty Proceeds.

         "Certificate Rate" has the meaning set forth in the Trust Agreement.

         "Collection Period" means, with respect to any Payment Date, the three Monthly Periods immediately preceding the month in which such Payment Date occurs.

         "Contingent and Excess Liability Insurance Policies" means those certain vehicle liability, excess liability and other Insurance Policies issued to the Administrative Agent for the benefit of the Administrative Agent, the Trust, the UTI Beneficiaries, the Transferor or the Issuer from time to time, to the extent such Insurance Policies relate to the 2001-A Vehicles, providing coverage in excess of $10 million per accident and permitting multiple claims in any policy period.

         "Daily Advance Reimbursements" means amounts collected and netted on an ongoing basis from SUBI Collections by the Administrative Agent to repay Financial Component Advance amounts where (i) a Financial Component Advance amount has been recovered in a subsequent payment made by the related Lessee in respect of the Total Monthly Payment due with respect to the related 2001-A Lease, or (ii) a Financial Component Advance has been outstanding for at least 180 days after the due date of the invoice in respect of which such Financial Component Advance was made.

         "Default Settlement" means, with respect to any Defaulted Vehicle, a settlement of such default offered by the Administrative Agent to the related Lessee.

         "Deposit Date" means the Business Day immediately preceding the related Payment Date.

         "Financial Component Advance" means either a Partial Financial Component Advance or a Full Financial Component Advance.

         "Financial Component Payment" means the payment made by a Lessee in respect of the Financial Component of the related 2001-A Lease.

         "Full Financial Component Advance" means, with respect to any Invoiced Vehicle Group and any Monthly Period, an amount equal to the difference between the Financial Component due and the Lessee Partial Financial Component Payment.

         "Indenture" means that certain indenture, dated as of February 1, 2001, between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.

         "Initial Securities Balance" means the initial principal amount of the Notes and the Trust Certificates.

         "Insurance Casualty Proceeds" means all Insurance Proceeds received in respect of damage to a 2001-A Vehicle relating to a Casualty Termination Lease.

         "Insurance Proceeds" has the meaning set forth in the Origination Trust Agreement.

         "Invoiced Vehicle Group" means, with respect to a Monthly Period and a Lessee, one or more groups of Vehicles (which groups may include Vehicles allocated to one or more Sub-Trusts) the Total Monthly Payments for which are billed on a single invoice for such Monthly Period.

         "Issuer" means the Ryder Vehicle Lease Trust 2001-A.

         "Lessee Partial Financial Component Payment" means, in connection with the payment by a Lessee of less than 100% of the Total Monthly Payment due with respect to an Invoiced Vehicle Group, an amount equal to the product of (i) the amount paid by the Lessee toward such Total Monthly Payment and (ii) the percentage obtained by dividing the Financial Component due by the Total Monthly Payment due, in each case with respect to such Invoiced Vehicle Group.

         "Lessee Vehicles" means all Vehicles (whether allocated to one or more Sub-Trusts) leased by the related Lessee for the related Monthly Period.

         "Majority Interest" means, with respect to the holders of Securities, the holders of a majority of the aggregate principal balance of the related Securities, except that Securities owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates will not be included in such determination.

         "Monthly Remittance Condition" has the meaning set forth in Section 11.04(b).

         "99% 2001-A SUBI Certificates" has the meaning set forth in the 2001-A SUBI Supplement.

         "Origination Trust Agreement" has the meaning set forth in the Recitals.

         "Partial Financial Component Advance" means, with respect to any Invoiced Vehicle Group and any Monthly Period, an amount equal to the difference between (i) the product of (a) the Financial Component due and (b) a percentage equal to (1) the amount paid by such Lessee with respect to the Total Monthly Payment divided by (2) the Fixed Charge due and (ii) the Lessee Partial Financial Component Payment.

         "Payment Date" means February 15, May 15, August 15 and November 15 of each year, and, if necessary, the Senior Note Final Payment Date (as defined in the Indenture), or, if any such day is not a Business Day, the immediately succeeding Business Day, commencing May 15, 2001.

         "Payment Date Advance Reimbursement" has the meaning set forth in
Section 11.04(a)(v)(B).

         "Rating Event" has the meaning set forth in the Indenture.

         "Repurchase Payment" means, with respect to events causing the Administrative Agent to have an obligation to repurchase a 2001-A Lease and the related 2001-A Vehicle, the Securitization Value as of the date specified for such repurchase pursuant to Section 11.03.

         "Required Percentage" means the holders of not less than 66% of the aggregate outstanding principal balance of the Senior Notes or the Trust Certificates, as the case may be, except that Securities owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates will not be included in such determination.

         "Residual Value Loss" means, in respect of a Collection Period, the amount, if any, by which the aggregate net proceeds (excluding any Insurance Proceeds) from the sale or other disposition of 2001-A Vehicles during such Collection Period are less than the aggregate Securitization Values of the related 2001-A Leases determined immediately preceding termination of such 2001-A Leases.

         "Residual Value Surplus" means, with respect to any Expired Vehicle, the amount, if any, by which Sales Proceeds (excluding any Insurance Proceeds) exceed the Securitization Value of the related 2001-A Lease as of the effective date of termination of such 2001-A Lease.

         "Residual Value Surplus Account" has the meaning set forth in the 2001-A SUBI Supplement.

         "Residual Value Surplus Draw Amount" has the meaning set forth in the Indenture.

         "Retained Administration Fee" means, with respect to any Collection Period, 1% of the Administrative Fee with respect to such Collection Period representing the portion of the Administrative Fee owed by the Holder of the 1% 2001-A SUBI Certificates.

         "Retained Certificate Distribution Amount" means, with respect to any Collection Period, the sum of (i) 1% of SUBI Collections and (ii) 1% of the Residual Value Surplus Draw Amount.

         "Sales Proceeds" means, with respect to any Expired Vehicle or Defaulted Vehicle, all proceeds received from the sale or other disposition of such Expired Vehicle or Defaulted Vehicle (including any applicable Insurance Proceeds), less all applicable Disposition Expenses, and in the case of an Expired Vehicle, any outstanding Sales Proceeds Advance.

         "Sales Proceeds Advance" means the amount advanced by the Administrative Agent to the Issuer on a Deposit Date equal to the Securitization Value of a 2001-A Lease relating to a 2001-A Vehicle that, during the related Collection Period, became an Expired Vehicle and was not sold by the Administrative Agent.

         "Salvage Casualty Proceeds" means any proceeds received from the sale of a 2001-A Vehicle related to a Casualty Termination Lease at salvage, net of any applicable Disposition Expenses.

         "Securitization Rate" means, with respect to a 2001-A Lease, an annualized rate that is calculated as the sum of (i) the Certificate Rate, (ii) the Administration Fee and (iii) 0.50%.

         "Securitization Value" means, with respect to any 2001-A Lease, the value calculated by the Administrative Agent equal to: (i) as of the Cutoff Date, the Net Book Value of such 2001-A Lease and the related 2001-A Vehicle,
(ii) as of its Maturity Date, the Residual Value of such 2001-A Vehicle and
(iii) as of any other date, the present value, discounted at the Securitization Rate, of the sum of (a) the aggregate Financial Component of Total Monthly Payments remaining to be made and (b) the Residual Value of such 2001-A Vehicle.

         "SUBI Collections" means, with respect to any Collection Period, the net amount collected or received by the Administrative Agent in respect of the 2001-A SUBI Assets during the three Monthly Periods comprising such Collection Period of: (i) the Financial Component of all Total Monthly Payments (net of any Daily Advance Reimbursements); (ii) Sales Proceeds (excluding Residual Value Surplus), Casualty Proceeds and Termination Proceeds; (iii) Reallocation Payments made by the Administrative Agent; (iv) Termination Value Payments; (v) any Termination Settlement paid by an Obligor to the Administrative Agent; and
(vi) the Securitization Value payments from the Administrative Agent's purchase of any 2001-A Vehicle (to the extent not duplicative of any of clauses (i) through (v) above).

         "Termination Proceeds" means, with respect to any Defaulted Vehicle, an amount equal to the sum of (i) any payment received from the related Lessee in respect of the Termination Value of the Defaulted Vehicle (including any Default Settlement) and (ii) the Sales Proceeds.

         "Termination Settlement" means, with respect to any 2001-A Lease terminated pursuant to the related Lessee's exercise of the Annual Termination Option where such 2001-A Lease requires the related Lessee to purchase such Vehicle for its Termination Value, a settlement offered by the Administrative Agent to such Lessee to release such Lessee from such requirement.

         "Titling Grace Period Vehicles" means 2001-A Vehicles having an aggregate Cutoff Date Securitization Value not to exceed $__________ that as of the Closing Date were titled in the name of Ryder but will either (i) be titled in the name of the Trust or the Trustee on behalf of the Trust during the Titling Grace Period or (ii) purchased by the Administrative Agent pursuant to
Section 11.03(c).

         "Trust Agreement" means that certain trust agreement, as amended and restated as of February 1, 2001, between the Transferor and the Owner Trustee.

         "Trust Certificate" has the meaning set forth in the Trust Agreement.

         "Trustee" has the meaning set forth in the Recitals.

         "2001-A Leases" has the meaning set forth in Section 11.01(a).

         "2001-A SUBI" has the meaning set forth in the 2001-A SUBI Supplement.

         "2001-A SUBI Supplement" has the meaning set forth in the Recitals.

         "2001-A Vehicles" has the meaning set forth in Section 11.01(a).

         "Vehicle Representation Date" means, with respect to any 2001-A Vehicle, the Cutoff Date.

         Section 10.02. Interpretative Provisions. For all purposes of this Administration Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Administration Supplement include, as appropriate, all genders and the plural as well as the singular,
(ii) references to words such as "herein", "hereof" and the like shall refer to this Administration Supplement as a whole and not to any particular part, Article or Section within this Administration Supplement, (iii) references to a Section such as "Section 11.01" or an Article such as "Article Eleven" shall refer to the applicable Section or Article of this Administration Supplement,
(iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and (vi) the term "proceeds" shall have the meaning ascribed to such term in the UCC.

                                 ARTICLE ELEVEN

               SERVICING OF THE 2001-A LEASES AND 2001-A VEHICLES

         Section 11.01. Identification of 2001-A Vehicles and 2001-A Leases; Securitization Value.


         (a) The Administrative Agent hereby identifies and allocates as 2001-A SUBI Assets the Vehicles more particularly described on Exhibit A hereto and the Leases relating to such Vehicles (respectively, the "2001-A Leases and the "2001-A Vehicles"). Exhibit A shall set forth as to each 2001-A Lease or 2001-A Vehicle, as the case may be, the (i) vehicle identification number, (ii) date of origination, (iii) Net Book Value as of __________, (iv) Residual Value,
(v) Financial Component, (vi) Fixed Charge and (vii) number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.

         (b) The Administrative Agent shall calculate a Securitization Value for each 2001-A Lease. For each 2001-A Lease, the Financial Component of Total Monthly Payments will equal the constant payment required to amortize the Net Book Value of such 2001-A Lease and the related 2001-A Vehicle to the Residual Value of such 2001-A Vehicle over the related Lease Term at the Securitization Rate

         Section 11.02. Extensions; Administrative Modifications and Fixed Charge; Term.

         (a) The Administrative Agent (i) shall not grant an Extension with respect to any 2001-A Lease and (ii) may make one Administrative Modification with respect to any 2001-A Lease, with each additional Administrative Modification constituting an Extension for purposes of this Section. In the event the Administrative Agent makes an Extension, it shall, on the Deposit Date related to the Collection Period in which the Administrative Agent discovers or is notified that such Extension was made, (i) deposit or cause to be deposited into the 2001-A SUBI Collection Account an amount equal to the Securitization Value of the related 2001-A Lease as of the last day of the related Collection Period and (ii) direct the Trustee to either reallocate such 2001-A Lease and the related 2001-A Vehicle from the 2001-A SUBIs to the UTI or cause such 2001-A Lease and 2001-A Vehicle to be conveyed to the Administrative Agent as described in Section 11.03.

         (b) The Administrative Agent shall not exercise its power under any 2001-A Lease to (i) modify the Fixed Charge portion of the Total Monthly Payment of any 2001-A Lease as in effect as of the Cutoff Date, except when implementing in the ordinary course of business the inflation indexing provisions thereof, or (ii) except as set forth in Section 11.02(a), modify the Lease Term of any 2001-A Lease as in effect as of the Cutoff Date. The Financial Component of each 2001-A Lease will be established as of the Cutoff Date and may not be changed during the Lease Term. In the event the Administrative Agent modifies the Fixed Charge, the Financial Component or the Lease Term of any 2001-A Lease in effect as of the Cutoff Date, the Administrative Agent shall, on the Deposit Date related to the Collection Period in which such modification occurs, (i) deposit or cause to be deposited into the 2001-A SUBI Collection Account an amount equal to the Securitization Value of the related 2001-A Lease as of the last day of the related Collection Period and (ii) direct the Trustee to either reallocate such 2001-A

Lease and the related 2001-A Vehicle from the 2001-A SUBIs to the UTI or cause such 2001-A Lease and 2001-A Vehicle to be conveyed to the Administrative Agent as described in Section 11.03.

         Section 11.03. Reallocation and Repurchase of 2001-A Leases and 2001-A Vehicles.

         (a) The Administrative Agent hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.05(a) of the Basic Administration Agreement as to each 2001-A Lease and 2001-A Vehicle as of the Vehicle Representation Date. The Administrative Agent also hereby represents and warrants that it used no adverse selection procedures in selecting any of the 2001-A Leases for inclusion in the 2001-A Lease SUBI and that it is not aware of any bias in the selection of the 2001-A Leases which would cause delinquencies or losses on the 2001-A Leases to be worse than any other Leases held by the Origination Trust; provided, however, that the Administrative Agent can make no assurance as to the actual delinquencies or losses on the 2001-A Leases. For purposes of this Section, all references in Section 2.05 of the Basic Administration Agreement to "this Agreement" shall be deemed to be references to the Administration Agreement as defined herein.

         (b) In addition to the requirements set forth in Section 2.05 of the Basic Administration Agreement, the Administrative Agent shall be required to purchase a 2001-A Vehicle prior to the Maturity Date of the related 2001-A Lease and remit to the 2001-A SUBI Collection Account an amount equal to the Securitization Value of such 2001-A Lease as of the effective date of termination if: (i) such 2001-A Lease becomes a Casualty Termination Lease, and, pursuant to such 2001-A Lease, the Administrative Agent is responsible for paying for the loss or theft of or damage to such 2001-A Vehicle; (ii) the Administrative Agent (A) re-rates such 2001-A Vehicle for excess mileage and such change modifies the Residual Value or the Lease Term or (B) invoices the related Lessee for a material mileage surcharge under such 2001-A Lease for such 2001-A Vehicle; (iii) at the request of the related Lessee, the Administrative Agent permits such Lessee to (A) terminate such 2001-A Lease other than through exercise of the Annual Termination Option or (B) reduce or delay payments due in respect of the Financial Component of such 2001-A Lease; (iv) the related Lessee exercises the Annual Termination Option or such 2001-A Lease becomes a Default Termination Lease and the Administrative Agent (A) releases such Lessee from any applicable obligation to purchase such 2001-A Vehicle for its Termination Value (except in connection with a Default Settlement or a Termination Settlement) or
(B) neither demands that such Lessee so purchase such 2001-A Vehicle nor offers a Termination Settlement or Default Settlement to such Lessee for such 2001-A Vehicle; or (v) the related Lessee exercises the Annual Termination Option or such 2001-A Lease becomes a Default Termination Lease and such 2001-A Lease has been amended to eliminate any obligation of such Lessee to thereupon purchase such 2001-A Vehicle for its Termination Value.

         (c) During the Titling Grace Period, the Administrative Agent will retitle the Titling Grace Period Vehicles in the name of the Trust or the Trustee on behalf of the Trust. On or prior to the last day of the Titling Grace Period, the Administrative Agent will provide each Rating Agency and the Indenture Trustee with an Officer's Certificate of the Administrative Agent as to the status of the retitling of the Titling Grace Period Vehicles. On the first Business Day after the end of the Titling Grace Period, the Administrative Agent will purchase each Titling Grace Period Vehicle not so retitled during the Titling Grace Period by
(i) depositing an amount equal to the Securitization Value of the related 2001-A Lease as of the last day of the Titling Grace Period in the 2001-A SUBI Collection Account and (ii) directing the Trustee to cause such Titling Grace Period Vehicle and the related 2001-A Lease to be transferred to or upon the order of the Administrative Agent. Such retitling of the Titling Grace Period Vehicles shall be considered to have been effected only at such time as the Administrative Agent shall have endorsed and completed, and delivered to the Registrar of Titles, all instruments legally required to effect the transfer of title into the name of the Trust or the Trustee.

         (d) The sole remedy of the Trust, the Related Beneficiary and the Related Holder with respect to events causing the Administrative Agent to repurchase certain 2001-A Vehicles as provided herein, including the failure of the Administrative Agent to retitle a Titling Grace Period Vehicle during the Titling Grace Period, shall be to require the Administrative Agent to make the payment of the Securitization Value, as set forth herein. The obligation of the Administrative Agent under this Section shall survive any termination of the Administrative Agent hereunder.

         (e) Notwithstanding Section 2.05(g) of the Basic Administration Agreement, the Administrative Agent may make Special Event Purchases with respect to 2001-A Vehicles relating to 2001-A Leases that have an initial Securitization Value of no more than (i) 5% of the Initial Securities Balance in any calendar year or (ii) 10% of the Initial Securities Balance in the aggregate.

         (f) In connection with the purchase by the Administrative Agent of an Expired Vehicle pursuant to Section 2.05(f) of the Basic Administration Agreement, with respect to the related 2001-A Lease, in the event that (i) no Sales Proceeds Advance has been made, the purchase price of such Expired Vehicle will equal the Securitization Value of such 2001-A Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, no additional amounts need be remitted by the Administrative Agent; provided, however, that in connection with such purchase, the Administrative Agent shall relinquish all rights to reimbursement of any such Sales Proceeds Advance.

         (g) In the event any 2001-A Lease and the related 2001-A Vehicle are reallocated to the UTI, until such time thereafter, if ever, as such Lease and Vehicle are allocated to an Other SUBI, the Administrative Agent shall indemnify, defend and hold harmless the original Beneficiaries from and against any and all loss or liability with respect to or resulting from such Lease or Vehicle (including the reasonable fees and expenses of counsel).

         Section 11.04.    Collections and Payment Date Advance Reimbursements.

         (a) The Administrative Agent shall, with respect to SUBI Collections and amounts in respect of the 2001-A SUBI Certificates, from time to time, determine the respective amounts and recipients and:

                  (i) during each Collection Period, in addition to the deposits required by Section 2.06 of the Basic Administration Agreement, deposit in the 2001-A SUBI

         Collection Account those amounts specified in Section 11.02 and all Reallocation Payments and Repurchase Payments pursuant to Section 11.03;

                  (ii) on or prior to each Deposit Date, deposit in the 2001-A SUBI Collection Account, all Advances, any Residual Value Surplus from the sale of an Expired Vehicle for which the Administrative Agent made a Sales Proceeds Advance and any Sales Proceeds from the disposition of an Expired Vehicle at auction for which the Administrative Agent was reimbursed during the related Collection Period pursuant to Section 11.07;

                  (iii) on each Deposit Date, instruct the Trustee (acting through the Trust Agent) to transfer the amount of Residual Value Surplus, if any, reflected in the Payment Date Certificate for each Expired Vehicle which was a 2001-A Vehicle sold or otherwise disposed of during the related Collection Period, from the 2001-A SUBI Collection Account to the Residual Value Surplus Account;

                  (iv) on each Deposit Date, instruct the Trustee (acting through the Trust Agent) to transfer to the 2001-A SUBI Collection Account, prior to 5:00 p.m., New York City time, an amount equal to the Residual Value Surplus Draw Amount, if any, reflected in the Payment Date Certificate, from the Residual Value Surplus Account;

                  (v) on each Payment Date, pursuant to the Payment Date Certificate, allocate (i) Available Funds and (ii) the Retained Certificate Distribution Amount on deposit in the 2001-A SUBI Collection Account with respect to the related Collection Period and instruct the Trustee (acting through the Trust Agent) to make, no later than 11:00 a.m., New York City time, the following deposits and distributions in the following amounts and order of priority:

                           (A) to an account specified by the Holder of the 1% 2001-A SUBI Certificate, the excess of (i) the Retained Certificate Distribution Amount over (ii) the Retained Administration Fee;

                           (B)      upon presentation of an Officer's
                  Certificate of the Administrative Agent setting forth the basis for the determination of the amount to be transferred, to the Administrative Agent the sum of any outstanding Sales Proceeds Advances which have been outstanding as of the end of the related Collection Period for at least 270 days (collectively, the "Payment Date Advance Reimbursement");

                           (C) to or on behalf of the Administrative Agent, the Administration Fee in respect of the related Collection Period, together with any unpaid Administration Fees in respect of one or more prior Collection Periods; and

                           (D) to the Note Distribution Account, the Reserve Fund and Certificate Distribution Account, such distributions in the amounts and order of priority as set forth in Sections 8.04(a) and 10.01 of the Indenture;

                  (vi) on each Payment Date, instruct the Trustee (acting through the Trust Agent), in writing to transfer all net investment earnings on each of the 2001-A SUBI Collection Account and the Residual Value Surplus Account to the Reserve Fund; and

                  (vii) on each Payment Date, after all distributions required to be made on such Payment Date have been made, instruct the Trustee (acting through the Trust Agent), in writing to make the following distributions from the Residual Value Surplus Account:

                           (A) to or on behalf of the Administrative Agent to the extent not otherwise covered by Sales Proceeds or Termination Proceeds, any Disposition Expenses relating to 2001-A Vehicles sold by the Administrative Agent pursuant to the Administration Agreement during the related Collection Period, together with any such unreimbursed expenses or Advances incurred in one or more prior Collection Periods; and

                           (B) to the Transferor, any remaining amounts on deposit in the Residual Value Surplus Account.

         (b) Notwithstanding Section 2.06 of the Basic Administration Agreement, the Administrative Agent shall be permitted to retain the amounts provided for in such Section received during a Monthly Period until the second day following such Monthly Period, for so long as the following requirements are met (collectively, the "Monthly Remittance Condition"):

                  (i) (A) Ryder (or its successors pursuant to Section 2.13(b) of the Basic Administration Agreement) is the Administrative Agent, (B) Ryder's short-term debt is rated in the highest rating category by, or is otherwise acceptable to, each Rating Agency and (C) no Administrative Agent Default has occurred; or

                  (ii) if (A) the Administrative Agent obtains an Administrative Agent Letter of Credit under which demands for payment may be made to secure timely remittance of monthly SUBI Collections to the 2001-A SUBI Collection Account and (B) the Trustee, the Indenture Trustee and the Owner Trustee are provided with confirmation from each Rating Agency to the effect that the use of an alternative remittance schedule will not result in a Rating Event.

Pending deposit into the 2001-A SUBI Collection Account, SUBI Collections (other than the Maintenance Component of Total Monthly Payments) may be employed by the Administrative Agent at its own risk and for its own benefit and shall not be segregated from its own funds.

         (c) If, with respect to an Invoiced Vehicle Group, the related Lessee pays (i) the Total Monthly Payment, the Administrative Agent shall deposit from such payment into the 2001-A SUBI Collection Account the Financial Component related to such Invoiced Vehicle Group and (ii) less than the Total Monthly Payment due, the Administrative Agent shall deposit from such payment into the 2001-A SUBI Collection Account an amount equal to the Lessee Partial Financial Component Payment.

         (d) Payments on the 2001-A Leases shall be allocated pro rata using the Financial Component and the Maintenance Component thereof. During each Collection Period, all payments in respect of the Maintenance Component either will not be deposited into the related Collection Account or will be withdrawn daily therefrom and, in each case, all such payments shall be paid to or retained by the Maintenance Provider.

         Section 11.05. Net Deposits. Notwithstanding anything to the contrary contained in this Administration Supplement, for so long as Ryder is the Administrative Agent, the Administrative Agent shall be permitted to deposit into the 2001-A SUBI Collection Account only the net amount distributable to the Issuer, as holder of the 99% 2001-A Vehicle SUBI Certificate and pledgee of the 99% 2001-A Lease SUBI Certificate, on the related Deposit Date. The Administrative Agent shall, however, account to the Issuer, the Trustee, the Trustee Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the holders of Rated Securities as if all of the deposits and distributions described herein were made individually.

         Section 11.06.    Servicing Compensation.

         (a) As compensation for the performance of its obligations under the Administration Agreement, the Administrative Agent shall be entitled to receive the Administration Fee with respect to the 2001-A SUBI Assets.

         (b) The Administrative Agent shall also be entitled to additional administration and servicing compensation with respect to the 2001-A SUBI Assets in the form of, among other things, expense reimbursement and any other administrative fees or similar charges under the 2001-A Leases, including any late payment fees now or later in effect.

         Section 11.07.    Advances.


         (a) If a Lessee's actual payments with respect to an Invoiced Vehicle Group are less than the Total Monthly Payments due with respect thereto during a Collection Period, and are (i) greater than or equal to the Fixed Charge for such Invoiced Vehicle Group, the Administrative Agent shall make a Full Financial Component Advance or (ii) less than the Fixed Charge for such Invoiced Vehicle Group, the Administrative Agent shall make a Partial Financial Component Advance, in each case on or before the related Deposit Date.

         (b) On each Deposit Date, the Administrative Agent shall make, by deposit into the 2001-A SUBI Collection Account, Sales Proceeds Advances. After the Administrative Agent has made a Sales Proceeds Advance with respect to an Expired Vehicle, the Issuer shall have no claim against or interest in such Expired Vehicle or any Sales Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Administrative Agent shall sell or otherwise dispose of an Expired Vehicle after having made a Sales Proceeds Advance, the Issuer may retain all of such Sales Proceeds Advance, and the Administrative Agent shall retain the related Sales Proceeds up to the Securitization Value of the related 2001-A Lease, and shall deposit the Residual Value Surplus, if any, into the 2001-A SUBI Collection Account. If the Sales Proceeds are less than the Securitization Value of the related 2001-A Lease, the Administrative Agent may deduct the difference from SUBI Collections in respect of one or more future Collection Periods. If the Administrative Agent has not sold an Expired Vehicle within 270 days after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the 2001-A SUBI Collection Account. Within six months of receiving such reimbursement, if the related 2001-A Vehicle has not been sold, the Administrative Agent shall cause such 2001-A Vehicle to be sold at auction and shall remit the proceeds associated with such auction sale to the 2001-A SUBI Collection Account.

         (c) Notwithstanding anything to the contrary in the Administration Agreement, the Administrative Agent shall be required to make Advances only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 2001-A Lease or 2001-A Vehicle.

         Section 11.08. Third Party Claims. In addition to the requirements set forth in Section 2.08 of the Basic Administration Agreement, the Administrative Agent shall immediately notify the Transferor (in the event that Ryder is not acting as Administrative Agent) and the Indenture Trustee upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Transferor or the Trust with respect to the 2001-A SUBI Assets.

         Section 11.09. Contingent and Excess Liability Insurance Policies. So long as any Securities are outstanding, the Administrative Agent shall maintain and pay when due all premiums with respect to, and the Administrative Agent may not terminate or cause the termination of, any Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Trust or the Trustee on behalf of the Trust with respect to any 2001-A Vehicle in an amount at least equal to $10 million per claim (which Insurance Policy may be a blanket Insurance Policy covering the Administrative Agent and one or more of its Affiliates) and (ii) in the case of Rated Securities, each Rating Agency has delivered a letter to the Trustees to the effect that such termination or any replacement insurance would not result in a Rating Event. The obligations of the Administrative Agent pursuant to this Section shall survive any termination of the Administrative Agent's other obligations under the Administration Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.

         Section 11.10. Reporting by the Administrative Agent; Delivery of Certain Documentation.

         (a) On or prior to the Closing Date, and periodically thereafter as required in order to update the contents thereof upon any changes in the matters certified therein, the Administrative Agent shall furnish to the Trustee and the Related Beneficiary an Officer's Certificate listing the officers of the Administrative Agent involved in, or responsible for, the servicing of the 2001-A Leases.

         (b) On or before each Determination Date, the Administrative Agent shall, in addition to the information required in Section 4.01(c) of the Basic Administration Agreement, to the extent that reimbursement is being requested pursuant to such Section, include in the Officer's Certificate provided for in such Section the amount of any transfer during the related Collection Period from the Residual Value Surplus Account to the 2001-A SUBI Collection Account.

         Section 11.11. Accountants' Reports. On or before April 30 of each year, commencing with April 30, 2002, the Administrative Agent shall deliver or cause to be delivered to the Issuer, the Indenture Trustee, each Rating Agency and the Owner Trustee a report, prepared by the Independent Accountants of the Administrative Agent, stating that such Independent Accountants have examined the financial statements of the Administrative Agent (which may be financial statements of its parent) for the preceding 12 months ended December 31 (or such shorter period in the case of the first such report) in accordance with generally accepted auditing standards, which examination included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and that nothing came to the attention of such Independent Accountants that caused them to believe that the servicing of such 2001-A Leases was not being conducted, or that distributions on the Rated Securities were not being made, in each case in accordance with the Administration Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

         Section 11.12. Annual Officer's Certificate. On or before April 30 of each year, commencing with April 30, 2002, the Administrative Agent shall deliver an Officer's Certificate to the Issuer, the Indenture Trustee, each Rating Agency and the Owner Trustee to the effect that a review of the activities of the Administrative Agent during the preceding 12 months ended December 31 (or such shorter period in the case of the first such Officer's Certificate) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period an Administrative Agent Default has occurred, and stating that, to the best knowledge of such officer, (i) no such Administrative Agent Default has occurred under the Administration Agreement or (ii) if such a default has occurred, specifying such default and the nature and status thereof.

         Section 11.13. Administrative Agent Defaults; Termination of Administrative Agent.


         (a) In addition to the provisions of Section 5.01(a) of the Basic Administration Agreement, any of the following acts or occurrences shall constitute an Administrative Agent Default under the Administration Agreement:

                  (i) the Administrative Agent shall fail to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy, which failure continues for ten Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of written notice thereof by the Trustee or a Holder;

                  (ii) the Administrative Agent shall fail to deliver to the Indenture Trustee any report required to be delivered to the Indenture Trustee or the Issuer pursuant to the Basic Documents to which the Administrative Agent is a party, which failure continues for 30 Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of written notice thereof by the Indenture Trustee; or

                  (iii) the Administrative Agent shall fail to cause the delivery to the Indenture Trustee for distribution to the Noteholders or to the Owner Trustee for distribution to the

         Certificateholders any required payment or fail to deliver to the Trustee (acting through the Trust Agent) for distribution to the Indenture Trustee and the Owner Trustee any required payment, which failure continues for five Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of notice thereof from the Indenture Trustee, the Owner Trustee or holders of Securities evidencing not less than 25% of the aggregate unpaid principal balance of the Securities, voting together as a single class;

provided, however, that any such failure with respect to the 2001-A SUBIs shall be an Administrative Agent Default only with respect to the 2001-A SUBIs and not with respect to any other Sub-Trust.

Notwithstanding any of the foregoing and Section 5.01(a) of the Basic Administration Agreement, a delay or failure of performance referred to in paragraph (ii) of this Section for a period of 45 Business Days, in Section 5.01(a)(ii) of the Basic Administration Agreement for a period of 120 days, in
Section 5.01(a)(v) of the Basic Administration Agreement for a period of 60 days, will not constitute an Administrative Agent Default if that delay or failure of performance was caused by a Force Majeure Event.

         (b) Upon the occurrence of any Administrative Agent Default under the Administration Agreement, in addition to the requirements set forth in
Section 5.01(b) of the Basic Administration Agreement, the Administrative Agent shall provide to the Indenture Trustee, the Owner Trustee, and any holders of Rated Securities, prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

         (c) In addition to the provisions of Section 5.01(c) of the Basic Administration Agreement, if an Administrative Agent Default shall have occurred and be continuing with respect to the 2001-A SUBIs, the Trustee on behalf of the Trust shall, at the direction of the Required Related Holders, by notice given to the Administrative Agent, each Rating Agency and the Related Beneficiary, terminate the rights and obligations of the Administrative Agent under this Administration Supplement in accordance with such Section. In the event the Administrative Agent is removed as administrative agent with respect to servicing the 2001-A SUBI Assets, subject to the consent of the Trustee, the Required Related Holders shall appoint a successor Administrative Agent. The successor Administrative Agent shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Administrative Agent shall be approved by the Trustee, such approval not to be unreasonably withheld. With respect to any Administrative Agent Default related to the 2001-A SUBI Assets, the Trustee, acting on the direction of the Required Related Holders, may waive any default of the Administrative Agent. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2001-A SUBI Certificates), acting at the direction of the Required Percentage of the Senior Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders until the Aggregate Certificate Balance has been reduced to zero.

         (d) In the event the Administrative Agent is removed with respect to administrating and servicing the 2001-A SUBI Assets, the Administrative Agent shall be entitled to reimbursement for any outstanding Advances made pursuant to this Administration Supplement, to the extent of the funds available therefore with respect to all Advances made by the Administrative Agent.

         Section 11.14. Administrative Agent Representations and Warranties. Effective as of the date hereof, the Administrative Agent hereby reaffirms the representations and warranties set forth in Section 7.01 of the Basic Administration Agreement. For purposes of this Section, references in Section
7.01 of the Basic Administration Agreement to "this Agreement" shall be deemed to refer to the Administration Agreement as defined herein.

                                 ARTICLE TWELVE

                         MAINTENANCE OF 2001-A VEHICLES

         Section 12.01. Maintenance Provider Default; Termination of Maintenance Provider.

         (a) Upon the occurrence of any Maintenance Provider Default under the Administration Agreement, in addition to the requirements set forth in
Section 6.01(b) of the Basic Administration Agreement, the Administrative Agent shall provide to the Indenture Trustee, the Owner Trustee and any holders of Rated Securities, prompt notice of such failure or delay by the Maintenance Provider, together with a description of the Maintenance Provider's efforts to so perform its obligations.

         (b) In addition to the provisions of Section 6.01(c) of the Basic Administration Agreement, if a Maintenance Provider Default shall have occurred and be continuing with respect to a 2001-A SUBI, the Trustee on behalf of the Trust shall, at the direction of the Required Related Holders, by notice given to the Administrative Agent, each Rating Agency and the Related Beneficiary, terminate the rights and obligations of the Maintenance Provider under this Administration Supplement in accordance with such Section. In the event the Maintenance Provider is removed as maintenance provider with respect to servicing the 2001-A SUBI Assets, subject to the consent of the Trustee, the Required Related Holders shall appoint a successor Maintenance Provider. The successor Maintenance Provider shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Maintenance Provider shall be approved by the Trustee, such approval not to be unreasonably withheld. With respect to any Maintenance Provider Default related to the 2001-A SUBI Assets, the Trustee, acting at the direction of the Required Related Holders, may waive any default of the Maintenance Provider. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2001-A SUBI Certificates) acting at the direction of the Required Percentage of the Senior Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders until the Aggregate Certificate Balance has been reduced to zero.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         Section 13.01. Termination of Supplement. This Administration Supplement shall terminate upon the earlier to occur of (i) the termination of the 2001-A SUBIs or (ii) the resignation or removal of the Administrative Agent with respect to the 2001-A SUBIs in accordance with the terms of the Administration Agreement. Any such termination hereunder shall effect a termination only with respect to the 2001-A SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Administration Agreement or any other Administration Supplement.

         Section 13.02. Governing Law. This Administration Supplement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         Section 13.03. Amendment. Notwithstanding the foregoing, this Administration Supplement (and, accordingly, the Basic Administration Agreement, insofar as it relates to the 2001-A SUBIs) may be amended from time to time by the parties hereto (including to change the manner in which the Residual Value Surplus Account is funded, including the elimination of the Residual Value Surplus Account, or to change the remittance schedule for depositing SUBI Collections and other amounts into the 2001-A SUBI Collection Account) (i) upon confirmation from each Rating Agency to the effect that such amendment would not cause a Rating Event or (ii) upon receipt of the consent of holders of Rated Securities affected thereby holding not less than a Majority Interest, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Administration Supplement or modifying in any manner the rights of the holders of Rated Securities; provided, however, that (a)(1) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the 2001-A SUBIs or the 99% 2001-A SUBI Certificates or distributions (or the interest rate thereon) required to be made on any Rated Securities and (2) no amendment of any type shall reduce the percentage of the aggregate principal amount of Rated Securities required to consent to any such amendment, in each case without the consent of all the holders or 100% of all outstanding Rated Securities, as the case may be, and (b) an Opinion of Counsel is delivered to the effect that, in addition to the information required by Section 8.02(b)(ii) of the Basic Administration Agreement, after such amendment, the Trust Certificates will properly be characterized as indebtedness that is secured by the assets of the Trust.

         Section 13.04. Relationship of this Administration Supplement to Other Trust Documents. Unless the context otherwise requires, this Administration Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this Administration Supplement and (i) the Origination Trust Agreement, with respect to the administration and servicing of any Trust Assets, the provisions of this Administration Supplement shall prevail and (ii) the Basic Administration Agreement, the provisions of this Administration Supplement shall control.

         Section 13.05. Binding Effect. The provisions of this Administration Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Trustee on behalf of the Trust.

         Section 13.06. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 13.07. Counterparts. This Administration Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 13.08. Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Administration Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

         Section 13.09. Third-Party Beneficiaries. The Issuer, each holder or registered pledgee of the 2001-A SUBIs and each Related Beneficiary shall be third-party beneficiaries of the Administration Agreement. Except as otherwise provided in the Administration Agreement, no other Person shall have any rights hereunder.

         Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

         Section 13.11. No Petition. The Administrative Agent and the Maintenance Provider, by entering into this Agreement, in addition to provisions of Section 8.14 of the Basic Administration Agreement, hereby covenant and agree that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or state bankruptcy or similar laws for a period of one year and a day after payment in full of the Securities, against the Transferor or the Issuer; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder, or, if no Subordinated Notes are then outstanding, 100% of the Trust Certificateholders (in each case excluding the Transferor and any of its Affiliates) may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Administration Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                    RYDER TRUCK RENTAL LT

                                    By:    RTRT, INC.,
                                           as Trustee


                                    By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                    RYDER TRUCK RENTAL I LP,
                                         as UTI Beneficiary

                                    By:    RYDER TRUCK RENTAL I LLC,
                                           as General Partner


                                    By:    RTR LEASING I, INC.,
                                           as Manager


                                    By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                    RYDER TRUCK RENTAL II LP,
                                         as UTI Beneficiary


                                    By:    RYDER TRUCK RENTAL II LLC,
                                           as General Partner


                                    By:    RTR LEASING I, INC.,
                                           as Manager


                                    By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                    RYDER TRUCK RENTAL, INC.,
                                           as Administrative Agent


                                    By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                    RYDER TRUCK RENTAL, INC.,
                                           as Maintenance Provider


                                    By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                           SCHEDULE OF 2001-A VEHICLES


[Omitted. Copies on file with the Administrative Agent, the Trustee and the Owner Trustee.]






                                      A-1